Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 19, 2006

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Sales, Earnings in Second Quarter 2006

•	Revenues grow 15.5 percent
•	EPS from continuing operations increases 24 percent
•	Full-year EPS guidance updated

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2006 second-quarter revenues of $5.9 billion, a 15.5 percent increase over second-quarter 2005 revenues of $5.1 billion. Earnings from continuing operations in the quarter increased to $420 million, or $1.03 per share on a fully diluted basis, compared to 2005 second-quarter earnings from continuing operations of $338 million, or $0.83 per share fully diluted. (All per-share data has been adjusted to reflect a two-for-one stock split that occurred March 24, 2006.)

General Dynamics also reported $216 million in earnings from discontinued operations, which include a gain on the sale of certain non-core assets. Net earnings, including discontinued operations, were $636 million for second-quarter 2006, or $1.56 per share on a fully diluted basis. In comparison, net earnings for the second quarter of 2005 were $345 million, or $0.85 per share fully diluted.

Funded backlog at the end of the second quarter was $30.5 billion, and total backlog was $42.4 billion, compared to $29.2 billion and $41.6 billion, respectively, at the end of the first quarter of 2006.

For the first half of 2006, net cash provided by operating activities was $793 million, while free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $664 million.

The company’s second-quarter 2006 results were driven largely by sales growth in the Aerospace and Combat Systems groups, and operating earnings growth in Aerospace, Combat Systems and Marine Systems. Information Systems and Technology, Combat Systems and Aerospace generated strong orders as well, increasing their backlog significantly in the quarter.

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“General Dynamics once again has delivered strong results,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Sales and operating earnings increased in all four business segments compared to the year-ago period, year-to-date cash generation continues to meet our expectations and funded backlog grew by $1.3 billion quarter-over-quarter.

“We now expect 2006 earnings from continuing operations to be approximately $4.15 per share, fully diluted,” Chabraja said.

General Dynamics, headquartered in Falls Church, Va., employs approximately 81,900 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, July 19, 2006. Those accessing the webcast will be able to listen to management’s discussion of the second-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on July 19 and will continue to be available for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 5004149. The telephone replay will be available from 2 p.m. on July 19 until midnight on August 2, 2006.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2006	2005	$	%
NET SALES	$5,934	$5,137	$797	15.5%
OPERATING COSTS AND EXPENSES	5,285	4,598	(687)

OPERATING EARNINGS	649	539	110	20.4%

Interest, Net	(23)	(29)	6
Other, Net	2	1	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	628	511	117	22.9%
Provision for Income Taxes	208	173	(35)

EARNINGS FROM CONTINUING OPERATIONS	$420	$338	$82	24.3%

Discontinued Operations, Net of Tax	216	7	209

NET EARNINGS	$636	$345	$291	84.3%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.04	$0.84	$0.20	23.8%
Discontinued Operations	$0.54	$0.02	$0.52

Net Earnings	$1.58	$0.86	$0.72	83.7%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.5	401.4

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.03	$0.83	$0.20	24.1%
Discontinued Operations	$0.53	$0.02	$0.51

Net Earnings	$1.56	$0.85	$0.71	83.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	407.0	404.4

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2006	2005	$	%
NET SALES	$11,480	$9,909	$1,571	15.9%
OPERATING COSTS AND EXPENSES	10,235	8,917	(1,318)

OPERATING EARNINGS	1,245	992	253	25.5%

Interest, Net	(40)	(63)	23
Other, Net	2	—	2

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,207	929	278	29.9%
Provision for Income Taxes	400	243	(157)

EARNINGS FROM CONTINUING OPERATIONS	$807	$686	$121	17.6%

Discontinued Operations, Net of Tax	203	(5)	208

NET EARNINGS	$1,010	$681	$329	48.3%

EARNINGS PER SHARE—BASIC
Continuing Operations	$2.01	$1.71	$0.30	17.5%
Discontinued Operations	$0.50	$(0.01)	$0.51

Net Earnings	$2.51	$1.70	$0.81	47.6%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	402.5	401.3

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.99	$1.69	$0.30	17.8%
Discontinued Operations	$0.50	$(0.01)	$0.51

Net Earnings	$2.49	$1.68	$0.81	48.2%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	405.7	404.2

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$2,157	$2,013	$144	7.2%
COMBAT SYSTEMS	1,444	1,118	326	29.2%
MARINE SYSTEMS	1,266	1,178	88	7.5%
AEROSPACE	1,067	828	239	28.9%

TOTAL	$5,934	$5,137	$797	15.5%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$232	$225	$7	3.1%
COMBAT SYSTEMS	172	123	49	39.8%
MARINE SYSTEMS	92	65	27	41.5%
AEROSPACE	166	125	41	32.8%
CORPORATE	(13)	1	(14)

TOTAL	$649	$539	$110	20.4%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.8%	11.2%
COMBAT SYSTEMS	11.9%	11.0%
MARINE SYSTEMS	7.3%	5.5%
AEROSPACE	15.6%	15.1%
TOTAL	10.9%	10.5%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$4,130	$3,765	$365	9.7%
COMBAT SYSTEMS	2,813	2,175	638	29.3%
MARINE SYSTEMS	2,541	2,388	153	6.4%
AEROSPACE	1,996	1,581	415	26.2%

TOTAL	$11,480	$9,909	$1,571	15.9%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$452	$422	$30	7.1%
COMBAT SYSTEMS	319	227	92	40.5%
MARINE SYSTEMS	189	114	75	65.8%
AEROSPACE	311	226	85	37.6%
CORPORATE	(26)	3	(29)

TOTAL	$1,245	$992	$253	25.5%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.9%	11.2%
COMBAT SYSTEMS	11.3%	10.4%
MARINE SYSTEMS	7.4%	4.8%
AEROSPACE	15.6%	14.3%
TOTAL	10.8%	10.0%

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2006		Second Quarter 2005
Cash	$1,399		$1,438

Short-term Debt	$871		$506
Long-term Debt	2,778		2,788

Total Debt	$3,649		$3,294

Net Debt	$2,250		$1,856
Shareholders’ Equity	$9,081		$7,576
Debt-to-Equity	40.2%		43.5%
Debt-to-Capital	28.7%		30.3%
Book Value per Share	$22.52		$18.86

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$328	$793	$199	$557
Capital Expenditures	(70)	(129)	(54)	(95)

Free Cash Flow from Operations (A)	$258	$664	$145	$462

Total Taxes Paid	$278		$235

Depreciation and Depletion	$65		$55
Intangible Asset Amortization	30		25

Depreciation, Depletion and Amortization	$95		$80

Company Sponsored R&D (B)	$93		$87
Employment	81,900		69,600
Sales Per Employee	$311,400		$286,500
Shares Outstanding	403,162,628		401,684,082
Weighted Average Shares Outstanding -
Basic	403,518,217		401,415,272
Diluted	406,957,609		404,397,574

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter 2006
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,125	$2,430	$9,555	$7,659	$17,214
COMBAT SYSTEMS	8,314	2,125	10,439	1,190	11,629
MARINE SYSTEMS	8,803	5,162	13,965	—	13,965
AEROSPACE	6,294	2,182	8,476	—	8,476

TOTAL	$30,536	$11,899	$42,435	$8,849	$51,284

	First Quarter 2006
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,322	$2,535	$8,857	$5,161	$14,018
COMBAT SYSTEMS	7,563	2,202	9,765	1,149	10,914
MARINE SYSTEMS	9,545	5,440	14,985	—	14,985
AEROSPACE	5,798	2,202	8,000	—	8,000

TOTAL	$29,228	$12,379	$41,607	$6,310	$47,917

	Second Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,174	$2,033	$9,207	$5,592	$14,799
COMBAT SYSTEMS	7,902	2,394	10,296	90	10,386
MARINE SYSTEMS	9,654	6,957	16,611	—	16,611
AEROSPACE	4,977	2,199	7,176	—	7,176

TOTAL	$29,707	$13,583	$43,290	$5,682	$48,972

*	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F

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AIRCRAFT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months
	2006	2005	2006	2005
GREEN (UNITS):
LARGE AIRCRAFT	16	15	34	29
MID-SIZE AIRCRAFT	13	6	20	12

TOTAL	29	21	54	41

COMPLETIONS (UNITS):
LARGE AIRCRAFT	20	14	36	26
MID-SIZE AIRCRAFT	6	8	13	11

TOTAL	26	22	49	37

PRE-OWNED:
UNITS	5	2	8	5

SALES (millions)	$117	$28	$150	$76
OPERATING EARNINGS (millions)	$13	$—	$13	$2

Exhibit G

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

DOLLARS IN MILLIONS

	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$793	$557
CAPITAL EXPENDITURES	(129)	(95)

FREE CASH FLOW FROM OPERATIONS	664	462

BUSINESS ACQUISITIONS	(2,154)	(37)
ASSET SALES	299	349
DIVIDENDS	(173)	(152)
PROCEEDS FROM OPTION EXERCISES	137	96
SHARE REPURCHASES	(85)	(200)
OTHER	18	(57)

(INCREASE)/ DECREASE IN NET DEBT	$(1,294)	$461

NET DEBT, BEGINNING OF PERIOD	(956)	(2,317)

NET DEBT, END OF PERIOD	$(2,250)	$(1,856)

Exhibit H

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DISCONTINUED OPERATIONS (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Six Months
	2006	2005	2006	2005
NET SALES	$62	$77	$110	$170
OPERATING COSTS AND EXPENSES	66	67	130	163

OPERATING (LOSS)/ EARNINGS	(4)	10	(20)	7
OTHER INCOME/ (EXPENSE)	1	(1)	—	(1)
GAIN ON DISPOSAL	204	1	204	33

EARNINGS BEFORE TAXES	201	10	184	39
TAX (BENEFIT)/ PROVISION	(15)	3	(19)	44

EARNINGS/ (LOSS) FROM DISCONTINUED OPERATIONS	$216	$7	$203	$(5)

Exhibit I

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